EXHIBIT 13.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Qiao Xing Mobile Communication Co., Ltd. (the “Company”), hereby certifies, to such officers’ knowledge, that:
     The Annual Report on Form 20-F for the year ended December 31, 2008 (the “Report”) of the Company fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2009	By:	/s/ David Li
David Li
Chief Executive Officer

Date: June 30, 2009	By:	/s/ Kok Seong Tan
Kok Seong Tan
Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
     This certification will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.